Exhibit 10.1

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of December 2, 2014 (the “Effective Date”), by and among QEP Resources, Inc., a Delaware corporation (“QEP”), QEP Field Services Company, a Delaware corporation (“Field Services”), and Tesoro Logistics LP, a Delaware limited partnership (“TLLP”). QEP, Field Services and TLLP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. Pursuant to that certain Membership Interest Purchase Agreement, dated October 19, 2014 (the “MIPA”), by and between Field Services and TLLP, QEP, through Field Services, agreed to sell its midstream business to TLLP;

B. The Parties and certain of their affiliates entered into the First Amended and Restated Omnibus Agreement, dated as of the date hereof (the “A&R Omnibus Agreement”), to release QEP and Field Services from certain indemnification obligations set forth in Article II of that certain Omnibus Agreement, dated as of August 14, 2013, by and among QEP, Field Services, QEP Midstream Partners, LP, a Delaware limited partnership (“QEPM”), and certain affiliates of QEPM.

C. Pursuant to Section 6.24 of the MIPA, QEP and Field Services have agreed to retain certain other indemnification obligations related to assets retained by them and not conveyed to QEPM or TLLP.

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties, covenants, conditions and agreements contained herein and in the MIPA, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. In addition to the terms defined in the introductory paragraph and the recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in the MIPA.

Section 1.2 Rules of Construction. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the MIPA.

ARTICLE II

INDEMNIFICATION

Section 2.1 If QEPM asserts an indemnification claim against TLLP under Sections 2.1(a)(iii) or 2.3(a)(ii) of the A&R Omnibus Agreement (a “QEPM Claim”), QEP and Field Services shall, jointly and severally, indemnify, defend and hold harmless the Purchaser Group from and against any Damages suffered or incurred by the Purchaser Group, directly or indirectly, by reason of or arising out of:

(a) any environmental event, condition or matter associated with or arising from such QEP Claim as it relates to the Haynesville Assets, which represent the only Retained Assets (as defined in the A&R Omnibus Agreement) that were not included in the Assets sold to TLLP pursuant to the MIPA, whether occurring before, on or after August 14, 2013, and whether occurring under Environmental Laws (as defined in the A&R Omnibus Agreement) as in effect prior to, at or after the Closing Date; and

(b) events and conditions associated with the Haynesville Assets, which represent the only Retained Assets (as defined in the A&R Omnibus Agreement) that were not included in the Assets sold to TLLP pursuant to the MIPA, whether occurring before, on or after August 14, 2013; provided that such event or condition is set forth in a QEPM Claim.

Section 2.2 All claims for indemnification pursuant to this Agreement shall be asserted and resolved as set forth in Section 10.3 of the MIPA.

Section 2.3 The indemnification obligations of QEP and Field Services pursuant to this Agreement shall be subject to the same limitations as set forth in Section 12.12 of the MIPA. For the avoidance of doubt, no other limitations shall apply other than as provided in this Section 2.3. In addition, TLLP agrees that it shall only be entitled to indemnification under this Agreement with respect to an event giving rise to a QEPM Claim.

ARTICLE III

MISCELLANEOUS

Section 3.1 Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 3.2 This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with Section 12.4 of the MIPA.

Section 3.3 This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 3.4 This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A Party’s delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 3.5 Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive from the Effective Date and remain in full force and effect in accordance with their applicable terms.

Section 3.6 All notices and other communications that are required or may be given pursuant to this Agreement must be given as required pursuant to Section 12.2 of the MIPA.

Section 3.7 A failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by either Party, as applicable, by an instrument signed by such party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 3.8 This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

Section 3.9 Except as otherwise expressly provided for in this Agreement, no Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may be withheld for any reason) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.10 Each of the Parties shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Date.

Section 3.11 Except as otherwise expressly provided in this Agreement, including Article III hereof, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 3.12 The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedy or relief to which they may be entitled. If any action is brought to enforce this Agreement against a Party, such Party shall waive the defense that there is an adequate remedy at law.

Section 3.13 The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement that is manifestly unjust.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

QEP RESOURCES, INC.

By:	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

QEP FIELD SERVICES COMPANY

By:	/s/ Richard J. Doleshek
Name:	Richard J. Doleshek
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Indemnification Agreement

TESORO LOGISTICS LP

By: Tesoro Logistics GP, LLC, its general partner

By:	/s/ Phillip M. Anderson
Name:	Phillip M. Anderson
Title:	President

Signature Page to Indemnification Agreement